MIDLANDLOANSERVICES
March 8, 2005
Via UPS
(312) 904-7323

Ms. Barbara L. Marik
First Vice President
LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL
USA 60603-0000
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-
Through Certificates, Series 2004-4
Pooling and Servicing Agreement

OFFICER'S CERTIFICATE

Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the servicer's performance of its obligations under the PSA for the preceding calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the servicer has fulfilled all of its obligations under the PSA throughout such period in all material respects; (iii)
to the best of the undersigned's knowledge, the subservicer, of the servicer under the PSA, if any, has fulfilled its obligations under its sub-servicing agreement in all material respects; and, (iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the U.S.
Code.

/s/ Steven W. Smith
3/8/05
Steven W. Smith
Date
Executive Vice President

A member of The PNC Financial Services Group
10851 Mastin Suite 300 Overland Park Kansas 66210
www.midlandls.com

cc:
Mr. Stephen Hogue
Bank of America Commercial Mortgage Inc.
NC1-027-021-02
214 N Tryson St
214 North Tryon Street
Charlotte, NC 28255-0000

Mr. David A. Gertner
Bank of America Commercial Mortgage Inc.
NC1-027-021-02
214 N Tryson St
214 North Tryon Street
Charlotte, NC 28255-0000

Mr. Paul Kurseja, Esq.
Assistant General Counsel
Bank of America Corporation
100 North Tryon Street B of A Center
100 North Tryon Street, 20th Floor
Charlotte, NC 28255-0000

Attn: Servicing Manager, BACM 2004-4
Bank of America, N.A.
Capital Markets Servicing Group
900 W Trade Street, STE 650
Charlotte, North Carolina 28255

Mr. J. Christopher Hoeffel
Bear Stearns Commercial Securities Inc.
383 Madison Avenue
New York, NY 10179-0000

Mr. Henry LaBrun, Esq.
Cadwalader, Wickersham & Taft
227 West Trade Street, Suite 2400
Charlotte, NC 28202-0000

Ms. Kathleen M. Laird
First Vice President
First Chicago Capital Corporation
21 South Clark Street, 14th Floor
Chicago, IL 60603

Attn: CMBS Surveillance
Fitch, Inc.
One State Street Plaza, 31st Floor
New York, NY 10004-0000

Mr. Marvin Kabatznick
Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004-0000

Mr. Andrew Snow
Greenwich Capital Markets, Inc.
600 Steamboat Road, #3
Greenwich, CT 06830-0000

Attn: CMBS Surveillance
Standard & Poor's Ratings Services
55 Water Street, 41st Floor
New York, NY 10041-0000
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-4